EXHIBIT 10.9

THIS AGREEMENT IS SUBJECT TO STRICT REQUIREMENTS FOR ONGOING REGULATORY COMPLIANCE BY THE PARTIES HERETO, INCLUDING, WITHOUT LIMITATION, REQUIREMENTS THAT THE PARTIES TAKE NO ACTION IN VIOLATION OF THE CANNABIS LAWS (DEFINED BELOW), OR ANY OTHER APPLICABLE STATE OR LOCAL STATUTE OR REGULATORY REQUIREMENT THEREUNDER, OR THE GUIDANCE OR INSTRUCTION OF THE DHSS (DEFINED BELOW) OR OF ANY OTHER APPLICABLE REGULATORY BODY OR AGENCY. THIS AGREEMENT CONTAINS SPECIFIC REQUIREMENTS AND COMMITMENTS BY THE PARTIES TO MAINTAIN FULLY THEIR RESPECTIVE COMPLIANCE WITH CANNABIS LAWS AND DHSS REGULATORY REQUIREMENTS. THE PARTIES HAVE READ AND FULLY UNDERSTAND THE REQUIREMENTS OF THIS AGREEMENT AND AGREE TO COMPLY WITH THE SAME.

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”), dated as of May 24, 2025 (the “Effective Date”), is entered into by and between New Growth Horizon, LLC, a Missouri limited liability company (“NGH”), Nirvana Investments, LLC, a Missouri limited liability company (“Nirvana”), and each of Nirvana’s Subsidiaries (collectively, the “Companies” and each a “Company”) and Proper Management Holdings, Inc., a Missouri corporation (the “Service Provider”). The Companies, on the one hand, and Service Provider, on the other hand, may each also be referred to herein as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, the Companies have been awarded certain cultivation, manufacturing, transportation and dispensary licenses as further set described on Exhibit A attached hereto and incorporated herein by this reference (collectively, the “Licenses” and each, a “License”) by the Missouri Department of Health and Senior Services, Division of Cannabis Regulation (“DHSS”), which are operated at the locations set forth on Exhibit A attached hereto and incorporated herein by this reference (the “Company Locations”);

WHEREAS, NGH also operates various cultivation, manufacturing, transportation and dispensary licenses pursuant to separate Management Services Agreements with other entities holding licenses from DHSS (collectively, the “Managed Licenses”); and

WHEREAS, the Companies desire to retain the services of Service Provider, and the Service Provider desires to be retained and to undertake certain obligations in connection therewith, to provide certain advisory, consulting, and management services upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the Recitals, and the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Appointment. The Companies hereby engage the Service Provider on an exclusive basis, and the Service Provider hereby agrees, upon the terms and subject to the conditions set forth herein, to provide, or cause any of its Affiliates to provide, certain services to the Companies as more fully described in Section 3 hereof. For the purposes of this Agreement, an “Affiliate” of any specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified. For purposes of this Agreement, “Subsidiary” means any subsidiary of a Company and shall, where applicable, also include any direct or indirect subsidiary of a Company formed or acquired after the date hereof. Notwithstanding anything to the contrary herein, the Parties agree that in the event that (i) a Company or its Affiliate obtains ownership of any of the Managed Licenses during the Term of this Agreement, such new license shall become a “License” under this Agreement and subject to the terms hereof, and (ii) DHSS grants a new license to a Company or any of its Affiliates during the Term of this Agreement, such new license shall

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become a “License” under this Agreement and subject to the terms hereof.

2.	Term and Termination.
2.1.The term of this Agreement (the “Term”) shall commence on the Effective Date and continue until terminated as provided in this Section 2.
2.2.This Agreement and the Companies’ engagement of the Service Provider hereunder may be terminated at any time following the Effective Date:
(a)	upon mutual agreement of the Companies and the Service Provider.
(b)	by the Service Provider:
i.	upon the bankruptcy, receivership, or insolvency of a Company;
ii.if any License is revoked, rescinded, or terminated in a final or non-appealable manner or the Companies otherwise becomes ineligible to operate under the Licenses due to the actions or omissions of the Companies;
iii.if a Company materially breaches any provision of this Agreement and either such breach cannot be cured or, if such breach is capable of being cured, it is not cured by such Company within 60 days after such Company’s receipt of Service Provider’s written notice of such breach;
iv.in the event that (i) DHSS reaches a final and non-appealable determination that the Management Fee or any other amount payable pursuant to this Agreement constitutes a financial interest of the Service Provider in the Companies (as defined by Cannabis Laws), and (1) Service Provider in unable to obtain DHSS approval as a financial interest holder in the Companies, and (2) the Parties do not mutually agree to revisions, amendments, or changes to this Agreement which DHSS deems necessary (and only those that are necessary) for this Agreement to no longer be found to be a financial interest of the Service Provider in the Companies.
(c)	by the Companies, upon written notice to Service Provider thereof:
i.	upon the bankruptcy, receivership, or insolvency of Service Provider;
ii.if the Service Provider materially breaches any obligation to make payments under Section 8 of this Agreement and either the breach cannot be cured or, if the breach is capable of being cured, it is not cured by the Service Provider within 30 days after the Service Provider’s receipt of the Companies’ written notice of such breach.
(d)by either Party if all Licenses are revoked, rescinded, or terminated in a final or non- appealable manner or the Companies otherwise become ineligible to operate under the Licenses.
2.3.Following the termination of this Agreement, each Party shall promptly return to the other Party all tangible property (including any documents) and all Confidential Information (as defined herein) in its possession or control belonging to the other Party. Further, in the event of termination of this Agreement, if the Companies and the Service Provider so desire, the Parties shall cooperate, in good faith, at their respective expense, to unwind and separate any vendor or service contracts, equipment or inventory agreements, and other arrangements entered into by or on behalf of the Companies during the term of this Agreement.
3.	Services.
3.1.The Companies shall at all times exercise ultimate control over the assets and operations of the Licenses and shall retain the ultimate authority and responsibility regarding the powers, duties and responsibilities vested in the Companies by law and regulations. Subject to the foregoing, the Service Provider or its Affiliates shall provide the Companies with the following services (the “Services”): (a) certain management and administration services in furtherance of the requirements imposed upon the Companies in connection with the Licenses, including those services set forth on Exhibit B, and any other services incidental thereto as the Chief Executive Officer or the President of the Companies may reasonably request from time to time, and (b) regulatory, operational, financial, strategic, and corporate management advisory services, including those services set forth on Exhibit B, in connection with: (i) regulatory, compliance, and other matters necessary for the operation of the Licenses, (ii) human resources and personnel management services (such as job description formulation, hiring practices, training, and workforce identification and management), (iii) business operations, and (iv) any other related activity for the Companies (the “Business”).

3.2.The Companies shall use the Services of the Service Provider, and the Service Provider shall make itself available for the performance of the Services. The Service Provider will perform the Services at the times and places reasonably determined by the Service Provider to meet the needs and requirements of the Companies. Notwithstanding the provision of the Services, the Service Provider shall at no time direct or control the Companies as prohibited by any rules, regulations or orders issued by DHSS.
3.3.As used herein, “Cannabis Laws” means the laws of the State of Missouri relating to the cultivation, manufacture, production, distribution and/or retail sale of medical and recreational or adult-use cannabis, and any applicable local ordinances, rules or regulations relating to cannabis, including, but not limited to, Article XIV of the Missouri Constitution, as amended, and all rules and regulations promulgated by DHSS (19 CSR 100-1.010, et seq.).
3.4.The Parties acknowledge and agree that DHSS awarded the Licenses or are in the process of reviewing business change applications to transfer ownership interest in the Managed Licenses to the Companies and that in compliance with Cannabis Laws, the current Licenses and future awarded Managed Licenses shall remain the licenses of the applicable Companies, and nothing in this Agreement shall be construed as a transfer, assignment, sale or conveyance of the Licenses, or any portion thereof, or ownership interests, including financial, voting or control interests in the Licenses, to the Service Provider or any of Service Provider’s successors, affiliates, agents, volunteers, employees or independent contractors. The Parties further acknowledge and agree that all marijuana and marijuana products processed, prepared, produced, and dispensed under and pursuant to the Licenses at the Company Locations approved by DHSS for such activities (“Marijuana Products”) shall remain the sole and exclusive property of Companies and the applicable Company shall be the sole and exclusive holder of the Licenses.
3.5.EXCEPT WITH RESPECT TO ANY PERIOD DURING WHICH SERVICE PROVIDER AND THE COMPANIES MAY BE SUBSIDIARIES OF PROPER HOLDINGS, LLC, AT ALL TIMES THAT ANY COMPANY IS THE LEGAL HOLDER OF THE LICENSES, OTHER THAN FROM AND AFTER THE CLOSING OF ANY SEPARATE TRANSACTIONS CONTEMPLATED BEYOND THE SCOPE OF THIS AGREEMENT, SERVICE PROVIDER WILL NOT, DIRECTLY OR INDIRECTLY (THROUGH AN AFFILIATE OR OTHERWISE), OWN AN INTEREST IN, OPERATE, JOIN, CONTROL, PARTICIPATE IN THE CONTROL OF, BE AN OFFICER, DIRECTOR, AGENT, PARTNER, MEMBER, SHAREHOLDER OR PRINCIPAL OF ANY COMPANY AT ANY TIME DURING THIS AGREEMENT. THIS AGREEMENT IS NOT INTENDED TO AND DOES NOT CONSTITUTE AN EFFORT OR ATTEMPT BY THE COMPANIES TO ABORT OR SIGNIFICANTLY CHANGE OR ALTER THE PROPOSALS AND ASSURANCES MADE IN ANY COMPANY’S APPLICATION AND DHSS-APPROVED CHANGES FOR THE LICENSES UNDER THE CANNABIS LAWS.
4.	Compliance Matters.
4.1.Compliance. Service Provider shall cause the Services to be performed in compliance in all material respects with Cannabis Laws, all other applicable laws, and all requirements of DHSS. The Companies and their Affiliates shall abide by all reasonable written instructions from Service Provider to ensure that all Parties comply with all requirements for ongoing regulatory and legal compliance, including, without limitation, the

Cannabis Laws and all requirements and the guidance or instruction of DHSS, which the Parties acknowledge and understand are subject to change as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary to comply with the requirements of the Cannabis Laws and/or DHSS, the Parties hereby agree to use their respective commercially reasonable efforts to take all actions reasonably requested by the other Party to ensure compliance with the Cannabis Laws and/or DHSS, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Agreement to reflect terms that most closely approximate the Parties original intentions but are responsive to and compliant with the requirements of the Cannabis Laws and/or DHSS. Notwithstanding the foregoing, the Parties acknowledge that Services to be provided by Service Provider under this Agreement include the promotion, advertising, distribution, sale, packaging, and storage of the cannabis products, including compliance with the terms in this Section 4. The Companies shall not be liable for Service Provider’s acts or omissions with respect to Service Provider’s performance of Services related to the cannabis products under this Section 4.

4.2.Inspections. So that Service Provider can ensure the Companies’ and their Affiliates’ compliance with Section 4, the Companies and their Affiliates shall permit Service Provider (or its authorized representative), on reasonable advance notice and during normal business hours, and subject to the confidentiality obligations contained herein, to inspect all facilities and records used in the promotion, advertising, distribution, sale, packaging, distribution, or storage of cannabis products. If Service Provider identifies any violations during any such inspections, rejects any sample, or otherwise notifies NGH on behalf of the Companies of any non- compliance with the requirements of Section 4, the Companies shall not begin (or shall immediately halt) distribution of the affected cannabis products until Service Provider confirms to NGH in writing that the Companies have remedied any such non-compliance.
5.Management Fee. The Service Provider will charge an aggregate monthly management fee to the Companies in the amount of $1,800,000, which may be accrued and deferred for payment to Service Provider, in its sole discretion, at or before the termination or expiration of this Agreement (the “Management Fee”). The Parties shall meet and confer regularly, and no less than quarterly within seven (7) days following the end of each fiscal quarter of Service Provider, to review the Management Fee and shall mutually determine if there should be any adjustment, either up or down, in the Management Fee being charged hereunder. The Parties acknowledge and agree that any subsequent modifications to the Management Fee after a quarterly review may be documented via an e-mail acknowledgement, and no formal amendment to this Agreement is required. In the event that all or some portion of the Management Fee is not paid due to a lack of funds in the Operating Account, the Management Fee shall carry-over and remain payable until the Operating Account does contain funds sufficient to pay the Management Fee and said Management Fees which are in arrears shall be paid out of the Operating Account as soon as any funds are available in the Operating Account while permitting a working capital balance of the Companies. If DHSS or any other regulatory body reaches a final and non-appealable determination that the Management Fee or any other amount payable pursuant to this Agreement constitutes a financial interest of the Service Provider in the Companies (as defined by Cannabis Laws), the Parties shall immediately seek to make such revisions, amendments, and changes to this Agreement necessary (and only those that are necessary) for this Agreement to no longer be found to be a financial interest of the Service Provider in the Companies. In the event that the Parties cannot mutually agree on the acceptability of such revisions, amendments, or changes necessary (and only those that are necessary) for this Agreement to no longer be found to be a financial interest of the Service Provider in the Companies, then Service Provider may terminate this Agreement pursuant to Section 2.2.
6.Joint Bank Account. As of the Effective Date, NGH, on behalf of the Companies, shall establish a bank account or bank accounts for the deposit of all operating funds related to the Business (collectively, the “Operating Account”) and shall designate a representative of NGH and Service Provider as authorized signatories. The Service Provider and the Companies shall deposit all funds attributable to the operation of the Business in the Operating Account (“Operating Funds”). All Operating Funds in the Operating Account shall be utilized exclusively to pay the Management Fee, to pay the Tax Reserve, to reimburse Service Provider for its costs and expenses in accordance with Section 8, and otherwise to pay the costs and expenses of operating the Business, including, without limitation, maintaining, operating, and managing the Licenses and Managed Licenses.

7.Service Provider Funding Obligations. During the Term of this Agreement, Service Provider hereby assumes the obligation for the payment of all operating costs, fees, and other financial responsibilities directly and indirectly related to the management and operations of the Companies, including but not limited to: (i) employee payroll and health benefits, accounting and legal services, inventory, third-party fees and services, marketing and advertising, banking fees, insurance, utilities, rent, in each case solely in connection with the operation of the Business (including the Licenses and Managed Licenses); (ii) repair, rebuild, and replacement of assets as necessary to maintain the Companies’ assets in accordance with their condition on the Effective Date (including the payment of any costs and expenses that exceed insurance limitations), (iii) satisfaction of the Companies’ contractual obligations, third-party liabilities, and operational losses arising and incurred during the Term of this Agreement, and (iv) maintaining, operating, and managing the Licenses and Managed Licenses (collectively, the “Funding Obligations”). To satisfy the Funding Obligations, Service Provider may use the Operating Funds, and, to the extent there are no Operating Funds, Service Provider shall use its funds in accordance with Section 8.2.
8.Operating Funds. As part of the Services and unless otherwise agreed in writing by NGH on behalf of the Companies and Service Provider, after the Effective Date, on a monthly basis, Service Provider shall pay the following costs as follows:
8.1.First, out of the Operating Funds, Service Provider shall transfer, to such account as directed by NGH on behalf the Companies, an amount equal to the Maximum Combined Marginal Rate of gross profit for the preceding month, as reasonably determined by the Companies’ accountant for the specific purpose of funding taxes of the Companies due to the Companies’ operations (the “Tax Reserve”);
8.2.Second, Service Provider will pay all Funding Obligations; provided, however, to the extent the Funding Obligations exceed the Operating Funds available for such month plus any cash reserves of the Companies, then such shortfall shall be funded by Service Provider using its funds (“Service Provider Funding”) or to the extent commercially reasonable, defer such shortfall until the subsequent month; then
8.3.	Third, Service Provider may pay itself the Management Fee.

To the extent available, and subject to maintaining a reasonable cash reserve of the Operating Funds in the Operating Account, Service Provider may, in its reasonable discretion, use the Operating Funds to reimburse Service Provider for any prior Service Provider Funding and any prior month’s accrued, but unpaid, Management Fees.

Subject to the Tax Reserve payments required in this Section 8, the Companies will be responsible for Companies’ payment of taxes attributable to the operations of the Licenses, Company Locations, and Managed Licenses during the Term and in the event that the Tax Reserve is insufficient to cover the Companies’ tax liabilities during the Term of this Agreement, Service Provider shall promptly pay any deficiency as a Funding Obligation. In the event that the Tax Reserve (including any additional payments made pursuant to the preceding sentence) exceeds the Companies’ tax liabilities during the Term of this Agreement, the Service Provider shall have access to any such surplus for use as Operating Funds pursuant to this Agreement.

As used herein, “Maximum Combined Marginal Rate” means the highest effective marginal combined federal, state and local income tax rate applicable to a corporation engaging in business in the city of St. Louis, Missouri.

9.	Warranties; Limitation of Liability.
9.1.Warranties. Service Provider shall provide the Services in a professional and workmanlike manner in accordance with generally recognized industry standards in the Service Provider’s field.
9.2.	Limitation of Liability. Except in the event of a third party indemnification claim pursuant to

Section 10, in no event will any Party or any of their Subsidiaries or Affiliates or any of their officers, directors,

managers, principals, shareholders, partners, members, employees, agents, representatives (each a “Related Party” and, collectively, the “Related Parties”) be liable to the other Party for special, indirect, punitive or consequential damages, including, without limitation, loss of profits, lost business, or diminution of value of business even if a Party has been advised of the possibility of such damages.

9.3.No Liability for Service Provider Directed Actions. Notwithstanding anything the contrary contained in this Agreement, and for the avoidance of doubt, the Companies shall have no liability for breaches of any representations and warranties, covenants or agreements set forth in this Agreement to the extent due to (i) any actions or inactions (when Service Provider had the obligation to act or not act under the terms of this Agreement) of Service Provider or any of its Affiliates; or (ii) the Service Provider’s or its Affiliate’s performance of the Services.
9.4.Disclaimer. Except as expressly set forth in this Agreement, the Service Provider makes no representations or warranties, express or implied, with respect to the Services to be provided by it hereunder. If Service Provider’s performance of its obligations under this Agreement is prevented or delayed by any act or omission of the Companies or its agents, or employees outside of Service Provider’s reasonable control, Service Provider shall not be deemed in breach of its obligations under this Agreement or otherwise liable for any costs, charges, or losses sustained or incurred by the Companies arising from such prevention or delay. The Companies expressly acknowledge and agree that the Service Provider shall not have any fiduciary duty to the Companies, its members or managers, and the Companies hereby expressly disclaims any such duty.
10.	Indemnification.
10.1.The Companies, on the one hand, and Service Provider, on the other hand (as “Indemnifying Party”) shall indemnify, hold harmless, and defend the other Party and each of its Related Parties (collectively, “Indemnified Party”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable professional fees and reasonable attorneys’ fees (collectively, “Losses”) that are incurred by an Indemnified Party arising out of any third-party claim alleging: (a) breach or non-fulfillment of any representation, warranty, or covenant under this Agreement by Indemnifying Party or its Related Parties; (b) any negligent or more culpable act or omission (including any reckless or willful misconduct) of Indemnifying Party or its Related Parties in connection with the performance of its obligations under this Agreement; (c) any bodily injury, death of any person, or damage to real or tangible personal property caused by the negligent or more culpable acts or omissions of Indemnifying Party or its Related Parties (including any reckless or willful misconduct); or (d) any failure by Indemnifying Party to materially comply with any applicable law (including Cannabis Laws, with the exception of Federal Cannabis Laws) in the performance of its obligations under this Agreement.
10.2.Notwithstanding anything to the contrary herein, Indemnifying Party is not obligated to indemnify, hold harmless, or defend Indemnified Party against any claim if such claim or corresponding Losses to the extent arising from Indemnified Party’s gross negligence or more culpable act or omission (including recklessness or willful misconduct) or bad faith failure to materially comply with any of its material obligations set forth in this Agreement.
10.3.Payments by Indemnifying Party under this Section 10 in respect of any Losses are limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution, or other similar payment actually received by Indemnified Party in respect of any such indemnity claim, less any related costs and expenses, including the aggregate cost of pursuing any related insurance claims and any related increases in insurance premiums or other charge-backs.
10.4.	The provisions of this Section 10 shall survive the termination of this Agreement.

11.Independent Contractor. Nothing herein shall be construed to create a joint venture or partnership between the Parties or an employee/employer relationship. The Service Provider shall be an independent contractor pursuant to this Agreement.
12.	Covenants.
12.1.Exclusivity; Permissible Activities. During the Term of this Agreement, the Companies shall not engage any other person or entity to provide any of the Services to, for or on behalf of the Companies other than the Service Provider. Nothing herein shall in any way preclude the Service Provider or its Affiliates or their respective Related Parties from engaging in similar business activities or from performing like services for its or their own account or for the account of others including, without limitation, companies which may be in competition with the business (including the Business) conducted by the Companies and any of its Affiliates.
12.2.Employees. During the Term of this Agreement, Service Provider may hire all employees and then lease them back to the Companies in accordance with a mutually agreed upon employee leasing agreement. All costs associated with any leased employees shall be Funding Obligations.
12.3.Restriction on Distributions. During the Term of this Agreement, the Companies shall be prohibited from making any distributions to their members or shareholders, without the prior written consent of Service Provider. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that the prohibitions on distribution of funds from the Companies’ bank accounts shall only apply to the Operating Account and nothing herein or otherwise shall be construed to inhibit, in any way, the Companies’ management, use, withdrawal from, and/or deposit into any other bank account owned by the Companies; provided that no funds in any such other bank accounts of the Companies arise from or relate to the operations of the Business after the Effective Date.
12.4.Insurance. Service Provider will ensure that the Companies shall at all times during the Term maintain in full force and effect, policies of insurance in such amounts and with such coverages as currently in place and as required under applicable laws as well as any additional amounts or coverages that may become required under law, including, without limitation, (i) commercial general and product liability insurance, (ii) all risk property insurance, including fire and extended coverage, vandalism and malicious mischief insurance for the replacement value of the such Party’s facilities, improvements, and contents, and (iii) any other insurance policies, such as business interruption, automobile, flood, and unemployment and workers compensation issuance required by law or as otherwise reasonably requested by Service Provider. The costs of the insurance shall be a Funding Obligation. All such policies must be issued by reputable carriers and contain all the types and minimum coverages, exclusions, and maximum deductibles as commercially reasonable. In all such policies of insurance, Service Provider must be named as an additional insured and all such policies must provide that Service Provider will be sent duplicate copies of all documentation and correspondence from the insurer. The Companies and Service Provider will cooperate to obtain a certificate of coverage issued by the insurer indicating that all required insurance is in full force and effect and that it will not be terminated, permitted to lapse, expire, or be changed without at least thirty (30) days’ prior written notice to Service Provider.
12.5.Confidentiality. The Companies and Service Provider shall, and shall cause their Affiliates to, hold, and shall use their reasonable best efforts to cause its or their respective directors, managers, officers, employees, consultants, counsel, accountants, and other agents (“Representatives”) to hold, in confidence any and all information, whether written or oral, concerning this Agreement and any information exchanged pursuant to this Agreement (the “Confidential Information”), except to the extent that the Companies or Service Provider can show that such information: (a) is generally available to and known by the public through no fault of any Company or Service Provider, any of its Affiliates, or their respective Representatives, as applicable; or (b) is lawfully acquired by any Company or Service Provider, any of its Affiliates, or their respective Representatives, as applicable, from and after the Effective Date from sources which are not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation. If any Company or Service Provider or any of their respective Affiliates or their respective Representatives are compelled to disclose any information by governmental order or applicable law, the Companies or Service Provider shall promptly notify each other in writing and shall disclose only that portion of such information which is legally required to be disclosed, provided that the Companies and Service Provider shall use reasonable best efforts to obtain as promptly as possible an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Notwithstanding anything to the contrary herein, nothing herein shall limit any obligation Service Provider or its Affiliates may have to disclose any Confidential Information or this Agreement under applicable securities laws (without any obligation in respect of this paragraph).

13.	Miscellaneous.
13.1.Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (other than routine communications having no legal effect) must be in writing and will be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email (with confirmation of transmission or receipt) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications must be sent to the respective Parties at the addresses indicated below (or at such other address for a Party as may be specified in a notice given in accordance with this Section 13.1).
If to any Company:	New Growth Horizon, LLC 9322 Manchester Road

St. Louis, Missouri 63119

Attn: John Pennington & Craig Parker Email: jpennington@properbrands.com &

cparker@properbrands.com

If to the Service Provider:Proper Management Holdings, Inc.

9322 Manchester Road St. Louis, Missouri 63119

Attn: John Pennington & Craig Parker Email: jpennington@properbrands.com &

cparker@properbrands.com

13.2.Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” will be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections refer to the Sections of this Agreement;

(y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

13.3.Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.
13.4.Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
13.5.No Third-Party Beneficiaries. Except as expressly set for in Section 10 with respect to Indemnified Parties, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

13.6.Binding Agreement. This Agreement is binding upon and inures to the benefit of the Parties and their respective permitted successors and assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party; provided, however, that a Party may be free to enter into a Collateral Assignment of Material Contracts with Chicago Atlantic Admin, LLC, as administrative agent for the syndicate of lender providing financing accommodations to the Companies and certain of their Affiliates or to the Service Provider and certain of its Affiliates.
13.7.Amendment and Modification; Waiver. Except for any e-mail acknowledgements following the Parties mutual agreement after a quarterly review pursuant to Section 5 (which may be made by e-mail acknowledgement), this Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party, including any amendment required by Section 13.8 and/or Section 13.15. No waiver by either Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
13.8.Severability; Savings Clause. If any provision of this Agreement or the application of any such provision to any person(s) or circumstance(s) shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision thereof and this Agreement shall remain in force and the provision held to be invalid, illegal or unenforceable shall be enforced to the maximum extent permitted by law and in a manner consistent with the original intent of the Parties. If DHSS or any other regulatory body reaches a final and non-appealable determination that this Agreement violates the Cannabis Laws, the Parties shall immediately make such revisions, amendments, and changes to this Agreement necessary (and only those that are necessary) for this Agreement to no longer be found to be in violation.
13.9.Dispute Resolution; Governing Law; Submission to Jurisdiction. In the event of any allegation, claim, action or other dispute by the Parties with respect to this Agreement, the performance hereunder or the rights and remedies set forth herein (in each case, a “Dispute”), such Dispute shall be referred to the most senior executive of each of the Parties and such senior executives shall attempt to negotiate a resolution to such Dispute with a period of thirty (30) days after such Dispute is referred to the senior executives. If the senior executives cannot resolve the Dispute within such thirty (30) day period, then each of the Parties may pursue any remedy available to them under this Agreement, at law or in equity. This Agreement is governed by and construed in accordance with the internal laws of the State of Missouri without giving effect to any choice or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of laws of any other. Any legal suit, action, or proceeding arising out of or related to this Agreement will be instituted exclusively in the federal courts of the United States or the courts of the State of Missouri in each case located in St. Louis County, Missouri, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such Party’s address set forth herein will be effective service of process for any suit, action, or other proceeding brought in any such court.
13.10.Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY

OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION,

(B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.10.

13.11.Attorneys’ Fees. In the event that any claim, suit, action, or proceeding is instituted or commenced by either Party hereto against the other Party arising out of or related to this Agreement, the prevailing Party will be entitled to recover its reasonable attorneys’ fees and court costs from the non-prevailing Party.
13.12.Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email, or other means of electronic transmission (to which a signed PDF copy is attached) will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
13.13.Regulatory Approval. To the extent that this Agreement and/or the obligations of the Parties hereunder become expressly subject to any approvals of DHSS required by law, the Parties will use their commercially reasonable efforts and will mutually cooperate to obtain any such required approvals as promptly as possible.
13.14.Further Assurances. Each of the Parties shall, and shall cause its respective Affiliates to, from time to time at the request and sole expense of the other Party, furnish the other Party such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.
13.15.Compliance with Laws. All requirements for ongoing regulatory and legal compliance, including, without limitation, the Cannabis Laws and all requirements of DHSS with legal effect, which the Parties acknowledge and understand are subject to change as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary to comply with the requirements of the Cannabis Laws and DHSS, the Parties hereby agree to use their respective commercially reasonable efforts to take all actions reasonably requested by the other Party to ensure compliance with the Cannabis Laws and DHSS requirements of legal effect, including, without limitation, negotiating immediately in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Agreement to reflect terms that most closely approximate the Parties’ original intentions but are responsive to and compliant with the requirements of the Cannabis Laws and requirements of DHSS with legal effect.
13.16.Federal Cannabis Laws. The Parties expressly acknowledge that, despite the permissive regulatory environment existing in Missouri and certain other states, the cultivation, processing, possession, use, marketing, transport, and sale of marijuana remain illegal under federal law. Therefore, notwithstanding anything to the contrary contained herein, no Party hereto shall be deemed to be in violation of this Agreement due to its failure or inability to comply with Federal Cannabis Laws so long as the conduct of its business is in compliance with the Cannabis Laws and DHSS requirements with legal effect. The Parties hereto expressly waive any right to rescission of this Agreement, or any claim or defense that this Agreement, or any term or provision hereof, is unenforceable due to the federal illegality of the Companies’ Business or any facet thereof. As used herein, “Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of marijuana, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

13.17.DHSS Access to Company-Related Records. To the extent required by DHSS regulation 19 CSR 100-1.100 (4)(N), as amended from time to time, each Party hereto shall permit the other Party to access such Party’s Companies-related records at the request of DHSS during a DHSS investigation or inspection.

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Docusign Envelope ID: 848DF3D5-2962-42A5-81C9-21E7FF09921C

IN WITNESS WHEREOF, the Parties hereto, by and through their duly authorized officers, have caused this Management Services Agreement to be signed as of the Effective Date.

Companies:

NEW GROWTH HORIZON, LLC

By:   Name: John Pennington

Title: CEO

NIRVANA INVESTMENTS, LLC

By:  Name: John Pennington

Title: CEO

NIRVANA BLISS I, LLC

By:  Name: John Pennington

Title: CEO

NIRVANA BLISS II, LLC

By:  Name: John Pennington

Title: CEO

NIRVANA BLISS III, LLC

By:  Name: John Pennington

Title: CEO

NIRVANA BLISS IV, LLC

By:  Name: John Pennington

Title: CEO

NIRVANA BLISS V, LLC

By:  Name: John Pennington

Title: CEO

5150 PROCESSING, LLC

By:  Name: John Pennington

Title: CEO

BOLD LANE LOGISTICS, LLC

By:  Name: John Pennington

Title: CEO

Service Provider:

PROPER HOLDINGS MANAGEMENT, INC.

By:   Name: Craig Parker

Title: President

[Signature Page to Management Services Agreement]

Exhibit B to Management Services Agreement